EXHIBIT 99.1

NGP Capital Resources Company Announces Declaration of Quarterly Dividend

HOUSTON, June 16, 2009 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced that its Board of Directors has declared a quarterly dividend to stockholders in the amount of $0.12 per common share. The expected dividend payment date is July 10, 2009 to shareholders of record on June 30, 2009. It is expected that the dividend will be paid out of ordinary income for tax purposes. The tax characteristics of all dividends will be reported to each shareholder on Form 1099 after the end of the year.

In announcing the dividend, John Homier, NGPC's President and CEO said: "The current dividend is reflective of our cautious pace of new investment over the last nine months as we assess the overall market, the general realignment of commodity prices, and the impact that both of these have had on cash flow from our investments. We continue to see the potential for weak energy demand along with soft and volatile commodity prices driving a slow market for energy related transactions in the short term. Over the longer term, as the economy recovers from the current recession, the natural decline in production of energy commodities should stimulate growth in the need for capital for new energy development projects. We feel that our low debt level and good market penetration position NGPC well to participate in that recovery."

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management. NGP Energy Capital Management, based in Irving, Texas, is a leading investment firm with over $9.6 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations Contact:
          Steve Gardner
          investor_relations@ngpcrc.com
          713-752-0062